UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2014

IDO SECURITY INC.

(Exact name of registrant as specified in its charter)

Nevada	0-51170	38-3762886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7875 SW 40th Street, Suite 224, Miami Florida 33155-3510

(Address of principal executive offices, including Zip Code)

954-278-8037

(Registrant’ s telephone number, including area code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Compensatory Arrangements of Certain Officers.

On December 4, 2014, IDO Security Inc. (the “Company”) entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) with Minera Ranala, S.A.C., a Peruvian company engaged in the mining business in Peru (“Minera”). Pursuant to the material terms of the Merger Agreement, the Company and Minera agreed to the following:

A. Upon the signing of the Merger Agreement:

-	Conrad Huss, a representative of Minera, was appointed to serve as the Company’s Chief Financial Officer and to serve as a member of the Company’s Board of Directors along with the Company’s current and sole director, Magdiel Rodriguez; and
-	Compensation for Mr. Huss will be negotiated following his appointment

B. Upon the closing of the Merger Agreement:

-	Minera will merge with and into Ranala Acquisition Corporation, S.A.C., a Peruvian company and subsidiary of the Company (“Merger Subsidiary”) which shall be the surviving company (the “ Merger”);
-	Minera’s three shareholders shall deliver their Minera shares to the Company in exchange for the issue to them of approximately 95% of the Company’s issued and outstanding common shares, on a fully diluted basis and subject to anti-dilution protection for 18 months following closing, with existing and current shareholders, retaining approximately 5%, and;
-	As soon as practicable, the Company shall file the appropriate change of control filing pursuant to Rule 14f-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with the U.S. Securities and Exchange Commission (the “SEC”) and distribute same to all shareholders, disclosing that the Company shall appoint an additional individual as a members of the Company’s Board of Directors no sooner than 10 days following the filing and distribution, at which time the Company’s current officer and director, Magdiel Rodriguez shall resign as an officer but retain his role as a Director of the Company.

The Merger Agreement contains the normal and customary representations and warranties and is scheduled to occur on or before March 31, 2015, subject to certain conditions including the amendment to the Company’s Articles of incorporation, increasing the authorized common shares, completion of the audit of Minera’s and the Company’s financial statements on a consolidated basis as well as the consummation of the Merger between Minera and the Merger Subsidiary under Peruvian Law.

Effective December 4, 2014, Conrad R Huss, was appointed a Director and the Chief Financial Officer of the Company.    Mr. Huss is a financial professional with over 25 years of investment banking and operating experience. Most recently he was President/CEO and a director of Brazil Gold Corp. (January, 2013 to May, 2014) whose securities were registered under Section 12 of the Exchange Act and prior with Ocean Cross Capital Markets as senior Managing Director.  Previously he was a Senior Managing Director at Investor Investment Group.  Mr. Huss was on the Board of Directors of Infinity Capital Group, Inc. until September, 2010. Mr. Huss received his BS degree in finance and accounting from New York University and his MBA from Adelphi University.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

None.

(b) Pro Forma Financial Information

None

(d) Exhibits

None

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2014	IDO SECURITY INC.

	By:	/s/Magdiel Rodriguez
Magdiel Rodriguez Chief Executive Officer